                                                                    EXHIBIT 10.9

                                CORTLAND BANCORP
                         DIRECTOR RETIREMENT AGREEMENT

     THIS AGREEMENT is made as of this lst day of March, 2001, by and between Cortland Bancorp., a bank holding company located in Cortland, Ohio (the "Company') and Karl R. Mahan (the "Director").

     To encourage the Director to remain a member of the Company's Board of Directors, the Company is willing to provide retirement benefits to the Director. The Company will pay the benefits from its general assets, None of the conditions or events included in the definition of the term "golden parachute payment?' that is set forth in Section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. Section 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.l (f)(1)(ii)] exists or, to the best knowledge of the Company, is contemplated insofar as the Company is concerned.

                                    AGREEMENT

     In consideration of the foregoing premises and other good and valuable consideration, the receipt and acceptance of which are hereby acknowledged, the Director and the Company hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

     1.1 "Change in Control" means that any of the following events occur:

          (a) The acquisition by a person or persons acting in concert of the power to vote 25% or more of a class of the Company's voting securities;

          (b) The acquisition by a person of the power to direct the Company's management or policies, if the Board of Directors of the Company has made a determination that such acquisition constitutes or will constitute an acquisition of control of the Company for the purposes of the Bank Holding Company Act or the Change in Bank Control Act and the regulations thereunder,

          (c) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof provided. however, that -- for purposes of this clause (c) -- each director who is first elected by the Board of the Company (or first nominated by that Board for election by shareholders) by a vote of at least two-thirds (2/3) of the directors then in office shall be deemed to have been a director at the beginning of the period;

          (d) The Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than 50% of the total voting power of the surviving corporation is represented by shares held by persons who were shareholders of the Company immediately before such merger or consolidation, or

          (e) The Company shall have sold substantially all of its assets to another person.

          For purposes of this Agreement, the term "person" refers to an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

          Notwithstanding this definition of Change in Control, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company's voting securities as a result of the acquisition of the Company voting securities by the Company which reduces the number of the Company's voting securities outstanding, provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company voting securities that increases the percentage of outstanding Company voting securities beneficially owned by such person, a Change in Control of the Company shall then occur.

     1.2 "Code" means the Internal Revenue Code of 1986, as amended.

     1.3 "Disability" means, if the Director is covered by a Company-sponsored disability policy, total disability as defined in such policy without regard to any waiting period, If the Director is not covered by such a policy, Disability means the Director suffering a sickness, accident or injury, which, in the judgment of a physician satisfactory to the Company, prevents the Director from performing substantially all of the Director's normal duties for the Company. As a condition to receiving any Disability benefits, the Company may require the Director to submit to such physical or mental evaluations and tests as the Company's Board of Directors deems appropriate.

     1.4 "Early Termination" means the Termination of Service before Normal Retirement Age for reasons other than death, Disability Termination for Cause or following a Change in Control

     1.5 "Early Termination Date" means the month, day and year in which Early Termination occurs.

     1.6 "Effective Date" means March 1, 2001,

     1.7 "Normal Retirement Age" means the Director's 63rd birthday.

     1.8 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Service.

     1.9 "Plan Year" means each twelve-month period from the Effective Date of this Agreement

     1.10 "Termination for Cause" See Section 5.2.

     1.11 "Termination of Service" means that the Director ceases to be a member of the Company's Board of Directors for any reason whatsoever. For purposes of this Agreement, if there is a dispute over the service status of the Director or the date of the Director's Termination of Service, the Company shall have the sole and absolute tight to decide the dispute unless a Change in Control shall have occurred,

                                    ARTICLE 2
                                LIFETIME BENEFITS

     2.1 Normal Retirement Benefit. Upon Termination of Service on or after Normal Retirement Ag; the Company shall pay to the Director the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement

          2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is $10,000 (Ten Thousand Dollars). The Company's Board of Directors, in its sole discretion, may increase the annual benefit under this Section 2.1.1; however, any increase shall require the recalculation of Schedule A.

          2.1.2 Payment of Benefit. The Company shall pay this annual benefit to the Director in 12 equal monthly installments payable on the first day of each month commencing with the month following the Director's Normal Retirement Date. The annual benefit shall be paid to the Director for 10 years.

          2.1.3 Benefit Increases. Commencing on the first anniversary of the first benefit payment, and continuing on each subsequent anniversary, the Company's Board of Directors, in its sole discretion, may increase the benefit

     2.2 Early Termination Benefit. Upon Early Termination, the Company shall pay to the Director the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement

          2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the Early Termination Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the Early Termination Date

     (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1). Any increase in the annual benefit under Section 2.1.1 shall require the recalculation of this benefit on Schedule A.

          2.2.2 Payment of Benefit. The Company shall pay this annual benefit to the Director in 12 equal monthly installments payable on the first day of each month commencing with the month following Normal Retirement Age. The annual benefit shall be paid to the Director for 10 years.

          2.2.3 Benefit Increases. Benefit payments may be increased as provided in Section 2.1.3.

     2.3 Disability Benefit. If the Director terminates service due to Disability prior to Normal Retirement Age, the Company shall pay to the Director the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement

          2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the Disability Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the date in which Termination of Service occurs (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1). Any increase in the annual benefit under Section 2.1.1 would require the recalculation of this benefit on Schedule A.

          2.3.2 Payment of Benefit. The Company shall pay this annual benefit to the Director in 12 equal monthly installments payable on the first day of each month commencing with the month following Normal Retirement Age. The annual benefit shall be paid to the Director for 10 years.

          2.3.3 Benefit Increases. Benefit payments may be increased as provided in Section 2.1.3.

     2.4 Change in Control Benefit. If the Director's service with the Company terminates within one year after a Change in Control (except for Termination for Cause), the Company shall pay to the Director the benefit described in this
Section 2.4 in lieu of any other benefit under this Agreement

          2.4.1 Amount of Benefit. The benefit under this Section 2.4 is the benefit determined under Schedule A based on the date of the Director's Termination of Service, which is determined by vesting the Director in 100% of the Accrual Balance. Any increase in the annual benefit under Section
     2.1.1 would require the recalculation of this benefit on Schedule A.

          2.4.2 Payment of Benefit. The Company shall pay this benefit to the Director in a lump sum within 3 days following the Director's Termination of Service.

                                    ARTICLE 3
                                 DEATH BENEFITS

     In lieu of any other benefit under this Agreement, the Director's beneficiary(ies) shall be entitled to receive the following benefits under Articles 3.1, 3.2, 3.3 or 3.4, depending on whether the Director's death occurs during or after active service and before or after Normal Retirement Age.

     3.1 Death in Active Service Before Normal Retirement Age. If the Director dies before Normal Retirement Age while in the active service of the Company, the Company shall pay to the Director's beneficiary(ies) a lump sum benefit determined by vesting the Director in 100% of the Accrual Balance on the Director's date of death. The Company shall pay this benefit to the Director's beneficiary(ies) in a lump sum within 30 days following the Director's death.

     3.2 Death in Active Service After Normal Retirement Age. If the Director dies after Normal Retirement Age while in the active service of the Company, the Company shall for a period of 10 years pay to the Director's beneficiary(ies) the Normal Retirement Benefit provided in Article 2.1.1.

     3.3 Death After Termination of Service Before Normal Retirement Age. (a) After Payments Commence. If, a Termination of Service before Normal Retirement Age having previously occurred, the Director dies after benefit payments commence under Article 2.2 of this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Directors beneficiary(ies) at the same time and in the same amounts they would have been paid to the Director had the Director survived,

          (b) Before Payments Commence. If, a Termination of Service before Normal Retirement Age having previously occurred, the Director is entitled to any benefit pursuant to Article 2.2 of this Agreement but dies before the benefit payments commence, the Company shall pay the same aggregate benefit payments to the Director's beneficiary(ies) that the Director was entitled to before death, except that the benefit payments shall commence on the first day of the month following the date of the Director's death.

     3.4 Death After Termination of Service After Normal Retirement Age. (a) After Payments Commence. 1f, a Termination of Service on or after Normal Retirement Age having previously occurred, the Director dies after benefit payments commence under Article 2.1 of this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Director's beneficiary(ies) at the same time and in the same amounts they would have been paid to the Director had the Director survived.

          (b) Before Payments Commence. If, a Termination of Service on or after Normal Retirement Age having previously occurred, the Director is entitled to any benefit pursuant to Article 2.1 of this Agreement but dies before the benefit payments commence, the Company shall pay the same aggregate benefit payments to the Director's beneficiary(ies) that the Director was entitled to before death, except that the benefit payments shall commence on the first day of the month following the date of the Director's death.

                                    ARTICLE 4
                                  BENEFICIARIES

     4.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modi1~y the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and received by the Company during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved, lithe Director dies without a valid beneficiary designation, the Director's estate shall be the beneficiary.

     4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Company may require proof of incapacity, minority or guardianship as it may deem appropriate prior to distribution of the benefit such distribution shall completely discharge the Company from all liability with respect to such benefit

                                    ARTICLE 5
                               GENERAL LIMITATIONS

     5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Director's service for:

          (a) Gross negligence or gross neglect of duties;

          (b) Commission of a felony or of a gross misdemeanor involving moral turpitude; or

          (c) Fraud, disloyally, dishonesty or willful violation of any law or significant Company policy committed in connection with the Director's service and resulting in an adverse effect on the Company.

     5.2 Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Director commits suicide within two years after the date of this Agreement, or if the Director has made any material misstatement of fact on any application for life insurance purchased by the Company.

     5.3 Removal. If the Director is removed from service and/or permanently prohibited from participating in the conduct of the Company's affairs by an order issued under Section 8(e)(4) or (g)(l) of the Federal

Deposit Insurance Act, 12 U.S.C. Section 18l8(e)(4) or (g)(1), all obligations of the Company under this Agreement shall terminate as of the effective date of the order.

                                    ARTICLE 6
                          CLAIMS ANTI REVIEW PROCEDURES

     6.1 Claims Procedure. The Company shall notify any person or entity that makes a claim for benefits under this Agreement (the "Claimant") in writing, within 90 days of Claimant's written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement lithe Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed, lithe Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 days.

     6.2 Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within 60 days after receipt of the notice issued by the Company. Said petition shall state the specific reasons, which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the 60-day period, stating specifically the basis of its decision, written in a manner to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another 60 days at the election of the Company, but notice of this deferral shall be given to the Claimant

                                    ARTICLE 7
                           AMENDMENTS AND TERMINATION

     This Agreement may be amended or terminated only by a written agreement signed by the Company and the Director.

                                    ARTICLE 8
                                  MISCELLANEOUS

     8.1 Binding Effect. This Agreement shall bind the Director and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

     8.2 No Guarantee of Service. This Agreement is not a contract for services. It does not give the Director the right to remain a Director of the Company, nor does the Agreement interfere with the rights of the Company's shareholders not to re-elect the Director or the right of shareholders or the Board to remove an individual as a director of the Company. The Agreement also does not require the Director to remain a director nor interfere with the Director's right to terminate services at any time.

     8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

     8.4 Successors; Binding Agreement. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by an assumption agreement in form and substance satisfactory to the Director, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place. Failure of the Company to obtain such assumption agreement prior to the effectiveness of any such succession shall be a breath of this Agreement and shall entitle the Director to the Change in Control Benefit provided in Section 2.4.

     8.5 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement

     8.6 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Ohio, except to the extent preempted by the laws of the United States of America.

     8.7 Unfunded Arrangement. The Director and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Company to which the Director and beneficiary have no preferred or secured claim.

     8.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

     8.9 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

          (a) Interpreting the provisions of the Agreement

          (b) Establishing and revising the method of accounting for the Agreement,

          (c) Maintaining a record of benefit payments; and

          (d) Establishing riles and prescribing any forms necessary or desirable to administer the Agreement

     8.10 Named Fiduciary. The Company shall be the named fiduciary and plan administrator under this Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     8.11 Severability. If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall, to the full -extent consistent with the law, continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision, not held so invalid, and the rest of such provision, together with all other provisions of this Agreement shall, to the full extent consistent with the law, continue in full force and effect

     8.12 Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement

     8.13 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

     (a) If to the Company, to:   Board of Directors
                                  Cortland Bancorp.
        `                         194W, Main Street
                                  P.O. Box 98
                                  Cortland, Ohio 44410-1466


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

     (b)  If to the Director, to:       Karl R. Mahan

                                        ----------------------------------------

                                        ----------------------------------------

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

     IN WITNESS WHEREOF, the Director and a duly authorized Company officer have signed this Agreement as of the day and year first written above.

DIRECTOR:                               COMPANY:

                                        CORTLAND BANCORP.


-------------------------------------   By:
Karl R. Mahan                               ------------------------------------
                                        Title:
                                               ---------------------------------

                             BENEFICIARY DESIGNATION
                                CORTLAND BANCORP.
                          DIRECTOR RETIREMENT AGREEMENT

                                  KARL R. MAHAN

     I designate the following as beneficiary of any death benefits under this Director Retirement Agreement:

Primary: _______________________________________________________________________

________________________________________________________________________________

Contingent: ____________________________________________________________________

________________________________________________________________________________

NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(S)
     AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

     I understand that I may change these beneficiary designations by filing a new written designation with the Company, I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature:
           --------------------------
Date:
      -------------------------------

     Received by the Company this ______ day of ____________________ ,2001.


By:
    ---------------------------------
Title:
       ------------------------------

                                   SCHEDULE A

                 CORTLAND BANCORP. DIRECTOR RETIREMENT AGREEMENT

                                  KARL R. MAHAN

                                                                               CHANGE OF
                                                                DISABILITY      CONTROL
                             VESTED           EARLY               ANNUAL       LUMP SUM
PLAN   ACCRUAL    VESTING   ACCRUAL     TERMINATION ANNUAL       BENEFIT        PAYABLE
YEAR   BALANCE   SCHEDULE   BALANCE   BENEFIT PAYABLE AT 63   PAYABLE AT 63   IMMEDIATELY
----   -------   --------   -------   ---------------------   -------------   -----------
  1    $32,974     100%     $32,974          $ 5,199             $ 5,199        $32,974
  2    $68,685     100%     $68,685          $10,000             $10,000        $68,685


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